EXIBHIT 10.2

NEITHER THIS NOTE NOR THE SECURITIES THAT ARE ISSUABLE TO THE HOLDER UPON CONVERSION HEREOF (COLLECTIVELY, THE “SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (III) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC 6049(B)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITES STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC. 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

REVOLVING NOTE

$1,300,000.00	Issuance Date: as of October 31, 2013
Effective Date: as of December 2, 2013
Maturity Date: June 2, 2014

FOR VALUE RECEIVED, DR. TATTOFF, INC., a Florida corporation (the “Issuing Borrower”), DRTHC I, LLC, a Delaware limited liability company, and DRTHC II, LLC, a Delaware limited liability company, whose address is 8500 Wilshire Blvd., Suite 105, Beverly Hills, CA 90211 (each of the foregoing, including the Issuing Borrower, hereinafter sometimes individually referred to as a “Borrower” and all such entities sometimes hereinafter collectively referred to as “Borrowers”), jointly, severally and collectively, promise to pay to the order of TCA GLOBAL CREDIT MASTER FUND, LP (hereinafter, together with any holder hereof, “Lender”), whose address is 1404 Rodman Street, Hollywood, Florida 33020, on or before June 2, 2014, as such date may be extended from time to time in accordance with the Credit Agreement (the “Revolving Loan Maturity Date”), the lesser of: (i) ONE MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,300,000.00); or (ii) the aggregate principal amount of all Revolving Loans outstanding under and pursuant to that certain Credit Agreement dated as of October 31, 2013, but made effective as of December 2, 2013, executed by and among Borrowers and Lender, as amended from time to time (as amended, supplemented or modified from time to time, the “Credit Agreement”), and made available by Lender to Borrowers at the maturity or maturities and in the amount or amounts stated on the records of Lender, together with interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the aggregate principal amount of all Revolving Loans outstanding from time to time, as provided in the Credit Agreement.  Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

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This Revolving Note (“Note”) evidences the Revolving Loans incurred by Borrowers under and pursuant to the Credit Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loan Maturity Date or any payment hereon may be accelerated, and terms and conditions upon which the Revolving Loan Maturity Date may be extended.  The holder of this Note is entitled to all of the benefits and security provided for in the Credit Agreement and the Security Agreement, of even date herewith, executed by and between Borrowers and Lender.  All Revolving Loans shall be repaid by Borrowers on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of the Credit Agreement.

Principal and interest shall be paid to Lender as set forth in the Credit Agreement, or at such other place as the holder of this Note shall designate in writing to Borrowers.  Each Revolving Loan made by Lender, and all payments on account of the principal and interest thereof shall be recorded on the books and records of Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of Lender, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

Except for such notices as may be required under the terms of the Credit Agreement, each Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

Borrowers shall be solely responsible for the payment of any and all documentary stamps and other taxes applicable to the full face amount of this Note.

This Note shall be governed and construed in accordance with the laws of the State of Nevada, and shall be binding upon Borrowers and their legal representatives, successors, and assigns.  Wherever possible, each provision of the Credit Agreement and this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement or this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Credit Agreement or this Note.

Nothing herein contained, nor in any instrument or transaction relating hereto, shall be construed or so operate as to require any Borrower, or any person liable for the payment of this Note, to pay interest in an amount or at a rate grater than the highest rate permissible under applicable law.  By acceptance hereof, Lender hereby warrants and represents to Borrowers that Lender has no intention of charging a usurious rate of interest.  Should any interest or other charges paid by Borrowers, or any parties liable for the payments made pursuant to this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, any and all such excess shall be and the same is hereby waived by the holder hereof.  Lender shall make adjustments in the Note or Credit Agreement, as applicable, as necessary to ensure that Borrowers will not be required to pay further interest in excess of the amount permitted by applicable law.  All such excess shall be automatically credited against and in reduction of the outstanding principal balance.  Any portion of such excess which exceeds the outstanding principal balance shall be paid by the holder hereof to the Lender and any parties liable for the payment of this Note, it being the intent of the parties hereto that under no circumstances shall Borrowers, or any party liable for the payments hereunder, be required to pay interest in excess of the highest rate permissible under applicable law.

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THE HOLDER IS A NON-U.S. PERSON AS THAT TERM IS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE.  IT IS HEREBY AGREED AND UNDERSTOOD THAT THE OBLIGATIONS HEREUNDER MAY BE SOLD OR RESOLD ONLY TO NON-U.S. PERSONS.  THE INTEREST PAYABLE HEREUNDER IS PAYABLE ONLY OUTSIDE THE UNITED STATES.  ANY U.S. PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAW.

Conversion of Note.  At any time and from time to time while this Note is outstanding, but only upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or any other Loan Documents, this Note may be, at the sole option of the Lender, convertible into shares of the common stock, par value $0.0001 per share (the “Common Stock”) of Issuing Borrower, in accordance with the terms and conditions set forth below.

(a)           Voluntary Conversion.  At any time while this Note is outstanding, but only upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or any other Loan Documents, the Lender may convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable hereunder or under the Credit Agreement (such total amount, the “Conversion Amount”) into shares of Common Stock of the Issuing Borrower (the “Conversion Shares”) at a price equal to: (i) the Conversion Amount (the numerator); divided by (ii) ninety-five percent (95%) of: (A) the lowest of the daily volume weighted average price (as determined by a quotation service acceptable to Lender) of the Issuing Borrower’s Common Stock during the five (5) Business Days immediately prior to the Conversion Date; or (B) if the Common Stock is not then quoted in a Principal Trading Market, then a price for the Common Stock to be agreed upon between Lender and the Issuing Borrower, which price shall be indicated in the conversion notice (in the form attached hereto as Exhibit “A”, the “Conversion Notice”) (the denominator) (the “Conversion Price”).  The Lender shall submit a Conversion Notice indicating the Conversion Amount, the number of Conversion Shares issuable upon such conversion, and where the Conversion Shares should be delivered.

(b)           The Lender’s Conversion Limitations.  The Issuing Borrower shall not effect any conversion of this Note, and the Lender shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the Conversion Notice submitted by the Lender, the Lender (together with the Lender’s Affiliates and any Persons acting as a group together with the Lender or any of the Lender’s Affiliates) would beneficially own shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined herein).  To ensure compliance with this restriction, prior to delivery of any Conversion Notice, the Lender shall have the right to request that the Issuing Borrower provide to the Lender a written statement of the percentage ownership of the Issuing Borrower’s Common Stock that would be beneficially owned by the Lender and its Affiliates in the Issuing Borrower if the Lender converted such portion of this Note then intended to be converted by Lender.  The Issuing Borrower shall, within two (2) Business Days of such request, provide Lender with the requested information in a written statement, and the Lender shall be entitled to rely on such written statement from the Issuing Borrower in issuing its Conversion Notice and ensuring that its ownership of the Issuing Borrower’s Common Stock is not in excess of the Beneficial Ownership Limitation.  The restriction described in this Section may be waived by Lender, in whole or in part, upon notice from the Lender to the Issuing Borrower to increase such percentage.

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For purposes of this Note, the “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note.  The limitations contained in this Section shall apply to a successor holder of this Note.  For purposes of this Note, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

(c)           Mechanics of Conversion.  The conversion of this Note shall be conducted in the following manner:

(1)           To convert this Note into shares of Common Stock on any date set forth in the Conversion Notice by the Lender (the “Conversion Date”), the Lender shall transmit by facsimile or electronic mail (or otherwise deliver) a copy of the fully executed Conversion Notice to the Issuing Borrower (or, under certain circumstances as set forth below, by delivery of the Conversion Notice to the Issuing Borrower’s transfer agent).

(2)           Borrower’s Response.  Upon receipt by the Issuing Borrower of a copy of a Conversion Notice, the Issuing Borrower shall as soon as practicable, but in no event later than two (2) Business Days after receipt of such Conversion Notice, send, via facsimile or electronic mail (or otherwise deliver) a confirmation of receipt of such Conversion Notice (the “Conversion Confirmation”) to the Lender indicating that the Issuing Borrower will process such Conversion Notice in accordance with the terms herein. In the event the Issuing Borrower fails to issue its Conversion Confirmation within said two (2) Business Day time period, the Lender shall have the absolute and irrevocable right and authority to deliver the fully executed Conversion Notice to the Issuing Borrower’s transfer agent, and pursuant to the terms of the Credit Agreement, the Issuing Borrower’s transfer agent shall issue the applicable Conversion Shares to Lender as hereby provided.  Within five (5) Business Days after the date of the Conversion Confirmation (or the date of the Conversion Notice, if the Issuing Borrower fails to issue the Conversion Confirmation), provided that the Issuing Borrower’s transfer agent is participating in the Depository Trust Borrower (“DTC”) Fast Automated Securities Transfer (“FAST”) program, the Issuing Borrower shall cause the transfer agent to (or, if for any reason the Issuing Borrower fails to instruct or cause its transfer agent to so act, then pursuant to the Credit Agreement, the Lender may request and require the Issuing Borrower’s transfer agent to) electronically transmit the applicable Conversion Shares to which the Lender shall be entitled by crediting the account of the Lender’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, and provide proof satisfactory to the Lender of such delivery.  In the event that the Issuing Borrower’s transfer agent is not participating in the DTC FAST program and is not otherwise DWAC eligible, within five (5) Business Days after the date of the Conversion Confirmation (or the date of the Conversion Notice, if the Issuing Borrower fails to issue the Conversion Confirmation), the Issuing Borrower shall instruct and cause its transfer agent to (or, if for any reason the Issuing Borrower fails to instruct or cause its transfer agent to so act, then pursuant to the Credit Agreement, the Lender may request and require the Issuing Borrower’s transfer agent to) issue and surrender to a nationally recognized overnight courier for delivery to the address specified in the Conversion Notice, a certificate, registered in the name of the Lender, or its designees, for the number of Conversion Shares to which the Lender shall be entitled.  To effect conversions hereunder, the Lender shall not be required to physically surrender this Note to the Issuing Borrower unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable Conversion Amount.  The Lender and the Issuing Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s).  The Lender, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

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(3)           Record Lender.  The Person(s) entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Conversion Date.

(4)           Failure to Deliver Certificates. If in the case of any Conversion Notice, the certificate or certificates are not delivered to or as directed by the Lender by the date required hereby, the Lender shall be entitled to elect by written notice to the Issuing Borrower at any time on or before its receipt of such certificate or certificates, to rescind such Conversion Notice, in which event the Issuing Borrower shall promptly return to the Lender any original Note delivered to the Issuing Borrower and the Lender shall promptly return to the Issuing Borrower the Common Stock certificates representing the principal amount of this Note unsuccessfully tendered for conversion to the Issuing Borrower.

(5)           Obligation Absolute; Partial Liquidated Damages. The Issuing Borrower’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Lender to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Lender or any other person or entity of any obligation to the Issuing Borrower or any violation or alleged violation of law by the Lender or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Issuing Borrower to the Lender in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Issuing Borrower of any such action the Issuing Borrower may have against the Lender. In the event the Lender of this Note shall elect to convert any or all of the outstanding principal amount hereof and accrued but unpaid interest thereon in accordance with the terms of this Note, the Issuing Borrower may not refuse conversion based on any claim that the Lender or anyone associated or affiliated with the Lender has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Lender, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Issuing Borrower posts a surety bond for the benefit of the Lender in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Lender to the extent it obtains judgment. In the absence of such injunction, the Issuing Borrower shall issue Conversion Shares upon a properly noticed conversion. If the Issuing Borrower fails for any reason to deliver to the Lender such certificate or certificates representing Conversion Shares pursuant to timing and delivery requirements of this Note, the Issuing Borrower shall pay to such Lender, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $1.00 per day for each day after the date by which such certificates should have been delivered until such certificates are delivered.  Nothing herein shall limit a Lender’s right to pursue actual damages or declare an Event of Default pursuant to the Credit Agreement, this Note or any agreement securing the indebtedness under this Note for the Issuing Borrower’s failure to deliver Conversion Shares within the period specified herein and such Lender shall have the right to pursue all remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Lender from seeking to enforce damages pursuant to any other Section hereof or under applicable law.  Nothing herein shall prevent the Lender from having the Conversion Shares issued directly by the Issuing Borrower’s transfer agent in accordance with the Credit Agreement, in the event for any reason the Issuing Borrower fails to issue or deliver, or cause its transfer agent to issue and deliver, the Conversion Shares to the Lender upon exercise of Lender’s conversion rights hereunder.

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(6)           Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Lender hereof for any documentary stamp or similar taxes, or any other issuance or transfer fees of any nature or kind that may be payable in respect of the issue or delivery of such certificates, any such taxes or fees, if payable, to be paid by the Issuing Borrower.

(d)           Make-Whole Rights.  Upon liquidation by the Holder of Conversion Shares issued pursuant to a Conversion Notice, provided that the Holder realizes a net amount from such liquidation equal to less than the Conversion Amount specified in the relevant Conversion Notice (such net realized amount, the “Realized Amount”), the Issuing Borrower shall issue to the Holder additional shares of the Issuing Borrower’s Common Stock equal to: (i) the Conversion Amount specified in the relevant Conversion Notice; minus (ii) the Realized Amount, as evidenced by a reconciliation statement from the Holder (a “Sale Reconciliation”) showing the Realized Amount from the sale of the Conversion Shares; divided by (iii) the average volume weighted average price of the Issuing Borrower’s Common Stock during the five (5) Business Days immediately prior to the date upon which the Holder delivers notice (the “Make-Whole Notice”) to the Issuing Borrower that such additional shares are requested by the Holder (the “Make-Whole Stock Price”) (such number of additional shares to be issued, the “Make-Whole Shares”).  Upon receiving the Make-Whole Notice and Sale Reconciliation evidencing the number of Make-Whole Shares requested, the Issuing Borrower shall instruct its transfer agent to issue certificates representing the Make-Whole Shares, which Make whole Shares shall be issued and delivered in the same manner and within the same time frames as set forth in Subsection (c)(2) above.  Subsections (c)(3), (c)(4), (c)(5) and (c)(6) above shall be applicable to the issuance of the Make-Whole Shares.  The Make-Whole Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Issuing Borrower’s Common Stock.  Following the sale of the Make-Whole Shares by the Holder: (i) in the event that the Holder receives net proceeds from such sale which, when added to the Realized Amount from the prior relevant Conversion Notice, is less than the Conversion Amount specified in the relevant Conversion Notice, the Holder shall deliver an additional Make-Whole Notice to the Issuing Borrower following the procedures provided previously in this paragraph, and such procedures and the delivery of Make-Whole Notices shall continue until the Conversion Amount has been fully satisfied; (ii) in the event that the Holder received net proceeds from the sale of Make-Whole Shares in excess of the Conversion Amount specified in the relevant Conversion Notice, such excess amount shall be applied to satisfy any and all amounts owed hereunder in excess of the Conversion Amount specified in the relevant Conversion Notice.

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(e)           Adjustments to Conversion Price.  The adjustments set forth in Sections (e)(1) and (e)(2) below shall be applicable only to the extent the price of the Common Stock (whether as quoted by a quotation service acceptable to Lender, or as agreed upon between Lender and Borrower) does not already reflect an adjustment for any of such events.

(1)           Stock Dividends and Stock Splits.  If the Issuing Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on outstanding shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of Common Stock, any shares of capital stock of the Issuing Borrower, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding any treasury shares of the Issuing Borrower) outstanding immediately before such event, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or re-classification.

(2)           Fundamental Transaction. If, at any time while this Note is outstanding: (i) the Issuing Borrower effects any merger or consolidation of the Issuing Borrower with or into another Person, (ii) the Issuing Borrower effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Issuing Borrower or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Issuing Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note, the Lender shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Issuing Borrower shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Lender shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Issuing Borrower or surviving entity in such Fundamental Transaction shall issue to the Lender a new note consistent with the foregoing provisions and evidencing the Lender’s right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

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(3)           Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Note, the Issuing Borrower shall promptly deliver to Lender a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(4)           Notice to Allow Conversion by Lender.  If: (A) the Issuing Borrower shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Issuing Borrower shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Issuing Borrower shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Issuing Borrower shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Issuing Borrower is a party, any sale or transfer of all or substantially all of the assets of the Issuing Borrower, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Issuing Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Issuing Borrower, then, in each case, the Issuing Borrower shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Lender at its last address as it shall appear upon the Issuing Borrower’s records, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating: (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Lender is entitled to convert this Note during the 10-day period commencing on the date of such notice through the effective date of the event triggering such notice.

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The liability of all Borrowers hereunder shall be joint and several.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Borrowers have executed this Note as of the date set forth above.

BORROWERS:

DR. TATTOFF, INC.,		DRTHC I, LLC,
a Florida corporation		a Delaware limited liability company

By:	/s/ Harry Zimmerman	By:	/s/ Harry Zimmerman
Name:	Harry Zimmerman	Name:	Harry Zimmerman
Title:	EVP - COO	Title:	EVP - COO

DRTHC II, LLC,
a Delaware limited liability company

By:	/s/ Harry Zimmerman
Name:	Harry Zimmerman
Title:	EVP - COO

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EXHIBIT “A”

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and/or interest under the Revolving Note (the “Note”) of DR. TATTOFF, INC., a Florida corporation (the “Issuing Borrower”), DRTHC I, LLC, a Delaware limited liability company, and DRTHC II, LLC, a Delaware limited liability company, into shares of common stock, par value $0.0001 per share (the “Common Shares”), of the Issuing Borrower in accordance with the conditions of the Note, as of the date written below.

Based solely on information provided by the Issuing Borrower to Holder, the undersigned represents and warrants to the Issuing Borrower that its ownership of the Common Shares does not exceed the Beneficial Ownership Limitation determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended, as specified under the Note.

Conversion calculations
Effective Date of Conversion:
Principal Amount and/or Interest to be Converted:
Number of Common Shares to be Issued:

[HOLDER]

By:
Name:
Title:
Address:

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